Exhibit 99.1

OptimizeRx Recognized as One of The Americas’ Fastest-Growing
Companies by The Financial Times

ROCHESTER, Mich. – April 8, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has received the ranking of #282 by the Financial Times’ 2020 list of The Americas’ 500 Fastest-Growing Companies.

The FT Americas list was compiled in coordination with the leading research firm Statista, which ranked the top 500 companies in North and South America by their compounded annual revenue growth rate between 2015 and 2018. OptimizeRx’s growth rate exceeded 43% during the period.

“We’re honored to be recognized by the Financial Times, one of the world’s most widely read and respected business publications,” said William Febbo, CEO of OptimizeRx. “Our strong ranking reflects the tremendous efforts and dedication of our team which has driven this strong growth and market expansion. We are in the right place at the right time with technology solutions for physicians, patients and clients. We expect our integrated digital heath platform to accelerate our business and grow our recurring revenue over the coming years.

“Our platform allows us to expand within our existing client base with a suite of solutions that are critical to not only a successful product launch but the support it needs over its life in the market. Given our digital health network now reaches more than 300,000 healthcare providers across the U.S., we expect our team to drive another year of record growth in 2020.”

About the Financial Times

The Financial Times (FT) is one of the world’s leading business news organizations, recognized internationally for its authority, integrity and accuracy. The FT has a paying readership of more than a million worldwide, three-quarters of which are digital subscriptions. FT is part of Nikkei Inc., which provides a broad range of information, news and services for the global business community. For more information, visit www.ft.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team